Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

STAAR Surgical Company

Lake Forest, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of STAAR Surgical Company of our reports dated March 3, 2026, relating to the consolidated financial statements and financial statement schedule of STAAR Surgical Company (the Company) and the effectiveness of the Company's internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2026.

/s/ BDO USA, P.C.

Los Angeles, California

June 24, 2026